EXHIBIT 10.2

      THIS PROMISSORY NOTE AND THE SECURITIES OBTAINABLE UPON CONVERSION HEREOF (COLLECTIVELY, THE "SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("THE ACT"), OR THE SECURITIES LAWS OF ANY STATE. THE SECURITIES MAY NOT BE PLEDGED, SOLD, ASSIGNED OR TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

                             SENIOR CONVERTIBLE NOTE

U.S. $[[Amount]]                                            __________ ___, 2005

      FOR VALUE RECEIVED, GigaBeam Corporation, a Delaware corporation (the "Company"), hereby promises to pay to the order of [[Name]] (the "Lender") the principal amount of [[Alpha_Amount]] Dollars ($[[Amount]]) (the "Principal Amount"), together with all accrued but unpaid interest on this Note on January 28, 2008 (the "Maturity Date"), subject to conversion as provided herein. The outstanding Principal Amount of this Note shall bear interest at the rate of eight percent (8%) per annum (calculated daily on the basis of a 360-day year and actual calendar days elapsed). Interest at the rate of four percent (4%) per annum will be paid in cash, semi-annually, beginning July 31, 2005 and thereafter on each January 31 and July 31, and the balance of four percent (4%) per annum shall be payable on the Maturity Date (or earlier conversion of the Note for that pro rata portion of such interest accrued with respect to the portion of the Principal Amount being converted) in, at the Holder's sole option, cash or fully paid and non-assessable shares of the Company's common stock, $0.001 par value per share ("Common Stock"). If the Lender elects to receive shares of Common Stock as payment of interest due under this Note ("Interest Shares"), such shares shall be valued at the lesser of (i) $10.00 per share or (ii) the volume weighted average per-share price of the Common Stock as reported by Bloomberg, LP for the ten (10) trading days ended five (5) business days prior to the interest payment date for which such Interest Shares are being issued (the "Interest Conversion Price").

      Both the Principal Amount and accrued interest shall be paid in lawful money of the United States of America, and/or, in the case of accrued interest, Interest Shares, to the Lender at [[Address]], or at such other address as the Lender may designate by notice in writing to the Company, in immediately available funds.

      If any payment hereunder falls due on a Saturday, Sunday or legal holiday, it shall be payable on the next succeeding business day and such additional time shall be included in the computation of interest.

      The Company may prepay the Principal Amount of this Note, in whole but not in part, at any time commencing 150 days after the date on which a registration statement covering the Conversion Shares (as defined below) and the Interest Shares is declared effective by the Securities and Exchange Commission (the "Registration Statement"), on 14 days prior written notice ("Prepayment Notice"), without premium or penalty, but together with all interest accrued up until the date of prepayment, provided that the last per-share sales price of the Common Stock is at least 150% (currently $12.00) of the Conversion Price (as defined below) for all ten (10) consecutive trading days ending within three (3) business days before the mailing of the Prepayment Notice. The mailing of the Prepayment Notice shall not affect the Lender's ability to convert the Note at any time prior to the date set for prepayment.

      This Note is one of a series of Senior Convertible Notes ("Senior Notes" or "Notes") containing substantially identical terms and conditions and issued pursuant to a Securities Purchase Agreement ("Securities Purchase Agreement"), dated the date hereof, by and among the Company and the Investors (as defined therein). This Note is entitled to the benefits of that certain General Security Agreement ("Security Agreement"), dated as of the date hereof, between the Company and Edward S. Gutman, the collateral agent for the ratable benefit of the Lender and the other Investors, covering certain collateral ("Collateral"). The issuance of this Note and the granting of the security interest in the Collateral to the Lender pursuant to the Security Agreement are intended by the Company and Lender to be a contemporaneous exchange for new value given by Lender to the Company in an amount equivalent to the value given by the Company to Lender. Terms used but not defined herein shall have their respective meanings assigned in the Securities Purchase Agreement and/or Security Agreement. The Security Agreement, the Uniform Commercial Code Financing Statements to be filed in connection with the Security Agreement and any and all other documents executed and delivered by the Company to Lender under which Lender is granted liens on assets of the Company are collectively referred to herein as the "Security Documents."

      The Conversion Shares, as well as the Interest Shares, are also referred to in, and entitled to the benefits of, those certain registration rights granted by the Company pursuant to the Securities Purchase Agreement.

      1. Ranking. The indebtedness evidenced by the Senior Notes and the payment of the principal amount (including the Principal Amount) thereof and interest thereon shall be Senior (as hereinafter defined) to, and have priority in right of payment over, all indebtedness of the Company, other than Permitted Indebtedness (defined below). "Senior" shall be deemed to mean that, in the event of any default in the payment of the obligations represented by the Senior Notes or of any liquidation, insolvency, bankruptcy, reorganization, or similar proceedings relating to the Company, all sums payable on the Senior Notes, shall first be paid in full, with interest, if any, before any payment is made upon any other indebtedness, now outstanding or hereinafter incurred, and, in any such event, any payment or distribution of any character which shall be made in respect of any other indebtedness of the Company shall be paid over to the holders of the Senior Notes for application to the payment thereof, unless and until the obligations under the Senior Notes (which shall mean the principal amount thereof and other obligations arising out of, premium, if any, on, interest on, and any costs and expenses payable under, the Senior Notes) shall have been paid and satisfied in full.

      "Permitted Indebtedness" means (i) the indebtedness underlying equipment and capital leases existing as of the date hereof and set forth on Schedule A hereto and (ii) additional indebtedness incurred in connection with future equipment and/or capital lease and/or accounts receivable financings not to exceed 65% of the aggregate value, as reported on the Company's balance sheet from time to time, of the Company's (i) property, plant and equipment, (ii) capital leases, (iii) accounts receivable and (iv) inventory.

      2. Conversion.

            (a) Conversion.

                  (i) The Principal Amount of this Note shall be convertible, in whole or in part, at any time after April 1, 2005, at the election of the Lender, into fully paid and non-assessable shares of Common Stock (the "Conversion Shares"). The number of Conversion Shares to be issued upon such conversion (a "Share Conversion") shall be equal to the quotient obtained by dividing (i) that portion of the Principal Amount to be converted by (ii) $8.00, subject to adjustment as set forth in Section 5 hereof ("Conversion Price").
            Any fraction of a share resulting from these calculations shall be rounded upward to the whole share. The Company covenants to cause the Conversion Shares, when issued pursuant to this Section 2(a), to be fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issuance thereof, other than any taxes, liens or charges not caused by the Company.

                  (ii) The Lender shall have the option, but not the obligation, to convert all or part of the Principal Amount, plus all or part of the accrued and unpaid interest on that portion of the Principal Amount being converted, into securities being issued by the Company in its next financing following the final closing of the Securities Purchase (defined in the Securities Purchase Agreement), provided, that the Company's next financing is completed prior to September 30, 2005 (such financing, the "Next Financing"), on the same pricing and other terms and conditions, and in the same manner, as the securities sold to the other investors in the Next Financing (a "Financing Conversion").

            (b) Mechanics and Effect of Conversion. To exercise a conversion under Section 2(a), the Lender shall surrender this Note, duly endorsed, together with a written conversion notice to the Company at its principal office setting forth (1) the type of conversion (i.e., a Share Conversion under Section 2(a)(i) or a Financing Conversion under Section 2(a)(ii)), that the Lender is electing to exercise and (2) that portion of the Principal Amount and, in the case of a Financing Conversion, that portion of the accrued and unpaid interest related thereto, that the Lender is electing to convert. The written conversion notice shall also set forth the Lender's election as to whether any accrued and unpaid interest then due (and not being converted as part of a conversion election under Section 2(a)(ii)) shall be paid in cash and/or Interest Shares and, in the absence of such election, the Company shall pay all such interest in cash. At its expense, the Company will, as soon as practicable thereafter, in the case of a conversion under Section 2(a)(i), issue and deliver to the Lender, at its address, a certificate or certificates for the number of Conversion Shares to which the Lender is entitled upon such Share Conversion or, in the case of a conversion under Section 2(a)(ii), deliver to the Lender, at its address, the documents necessary to complete the requested Financing Conversion. This Note shall be deemed to have been converted, in the case of a conversion under Section 2(a)(i), immediately prior to the close of business on the date of receipt of the conversion notice by the Company and, in the case of a conversion under Section 2(a)(ii), on the date of the initial closing of the Next Financing, and, in each case, the Lender shall be treated for all purposes as the record holder of the securities deliverable upon such conversion as of the close of business on such deemed conversion date. The Company shall pay the Lender all accrued but unpaid interest due with respect to the Note (or portion of the Note) so converted through the deemed date of conversion, such payment to accompany delivery of the securities referred to above.

            (c) No Impairment. The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 2 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the Lender of this Note against impairment.

      3. Reservation of Shares. The Company shall at all times have authorized and reserved for issuance a sufficient number of shares of its capital stock to provide for the full conversion of this Note into Conversion Shares (and payment of interest in Interest Shares as provided herein).

      4. Change of Control. In the event of (i) any transaction or series of related transactions (including any reorganization, merger or consolidation) that results in the transfer of 50% or more of the outstanding voting power of the Company, and (ii) a sale of all or substantially all of the assets of the Company to another person, this Note shall be automatically due and payable. The Company will give the Lender not less than ten (10) business days prior written notice of the occurrence of any events referred to in this Section 4. Failure to give such notice shall not effect the validity of any such transaction.

      5. Certain Adjustments. The number and class or series of Conversion Shares into which this Note may be converted under Section 2(a)(i) shall be subject to adjustment in accordance with the following provisions:

            (a) Adjustment for Reorganization or Recapitalization. If, while this Note remains outstanding and has not been converted, there shall be a reorganization or recapitalization (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), all necessary or appropriate lawful provisions shall be made so that the Lender shall thereafter be entitled to receive upon conversion of this Note, the number of shares of stock or other securities or property that a holder of the class of securities deliverable upon conversion of this Note would have been entitled to receive in such reorganization or recapitalization if this Note had been converted immediately prior to such reorganization or recapitalization, all subject to further adjustment as provided in this Section 5. If the per share consideration payable to the Lender for such class of securities in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Company's Board of Directors. The foregoing provisions of this paragraph shall similarly apply to successive reorganizations or recapitalizations and to the stock or securities of any other corporation that are at the time receivable upon the conversion of this Note. In all events, appropriate adjustment shall be made in the application of the provisions of this Note (including adjustment of the conversion price and number of shares into which this Note is then convertible pursuant to the terms and conditions of this Note) with respect to the rights and interests of the Lender after the transaction, to the end that the provisions of this Note shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable or issuable after such reorganization or recapitalization upon conversion of this Note.

            (b) Adjustments for Split, Subdivision or Combination of Shares. If the Company at any time while this Note, or any portion thereof, remains outstanding and unconverted, shall split or subdivide any class of securities into which this Note (or the remaining portion thereof) may be converted into a different number of securities of the same class, the number of shares of such class issuable upon conversion of this Note (or the remaining portion thereof) immediately prior to such split or subdivision shall be proportionately increased and the conversion price for such class of securities shall be proportionately decreased. If the Company at any time while this Note, or any portion hereof, remains outstanding and unconverted shall combine any class of securities into which this Note (or the remaining portion thereof) may be converted, into a different number of securities of the same class, the number of shares of such class issuable upon conversion of this Note (or the remaining portion thereof) immediately prior to such combination shall be proportionately decreased and the conversion price for such class of securities shall be proportionately increased.

            (c) Adjustments for Dividends in Stock or Other Securities or Property. If, while this Note, or any portion thereof, remains outstanding and unconverted, the holders of any class of securities as to which conversion rights under this Note (or the remaining portion thereof) exist at the time shall have received, or, on or after the record date fixed for the determination of eligible stockholders, shall have become entitled to receive, without payment therefor, other or additional stock or other securities or property (other than cash) of the Company by way of dividend, then and in each case, this Note (or the remaining portion thereof) shall represent the right to acquire, in addition to the number of shares of such class of security receivable upon conversion of this Note (or the remaining portion thereof), and without payment of any additional consideration therefor, the amount of such other or additional stock or other securities or property (other than cash) of the Company that such holder would hold on the date of such conversion had it been the holder of record of the class of security receivable upon conversion of this Note (or the remaining portion thereof) on the date hereof and had thereafter, during the period from the date hereof to and including the date of such conversion, retained such shares and/or all other additional stock available by it as aforesaid during said period, giving effect to all adjustments called for during such period by the provisions of this Section 5.

            (d) No Adjustment of Conversion Price in Certain Cases. No adjustment of the Conversion Price shall be made if the amount of said adjustment shall be less than five cents ($0.05) per security issuable upon conversion of this Note, provided, however, that in such case any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment so carried forward, shall amount to at least five cents ($0.05) per security issuable upon conversion of this Note.

      6. Further Adjustments. In case at any time or, from time to time, the Company shall take any action that affects the class of securities into which this Note may be converted under Section 2(a)(i), other than an action described herein, then, unless such action will not have a material adverse effect upon the rights of the Lender, the number of shares of such class of securities (or other securities) into which this Note is convertible shall be adjusted in such a manner and at such time as shall be equitable in the circumstances.

      7. Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment pursuant to Section 5 or Section 6, the Company at its sole expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to the Lender a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of the Lender, furnish or cause to be furnished to Lender a like certificate setting forth (i) such adjustments and readjustments, and (ii) the number and class of securities and the amount, if any, of other property which at the time would be received upon the conversion of this Note under Section 2(a)(i).

      8. Covenants of Company.

            (a) The Company covenants and agrees that so long as this Note is outstanding, it will comply with the affirmative and negative covenants set forth in Sections 4 and 5 of the Security Agreement.

            (b) Without the prior written approval of the holders of 50% or more of the principal amount of the Senior Notes then outstanding, the Company shall not incur any indebtedness for borrowed money that is Senior or pari passu, in any respect, to the Senior Notes, other than Permitted Indebtedness and trade debt incurred in the ordinary course of business.

      9. Events of Default. Upon the occurrence of an Event of Default (as defined in the Security Agreement), Lender may by notice to the Company take any or all of the following actions, without prejudice to the rights of the holder of any other Note to enforce its claims against the Company: (i) declare the Principal Amount and any accrued interest and all other amounts payable under this Note to be due and payable, whereupon the same shall become forthwith due and payable without presentment, demand protest or other notice of any kind, all of which are hereby waived by the Company, (ii) proceed to enforce or cause to be enforced any remedy provided under any of the Security Documents, (iii) exercise any other remedies available at law or in equity, including specific performance of any covenant or other agreement contained in this Note; provided, that upon the occurrence of any Event of Default referred to in Sections 6(a)(ii)(2), (5), (6) or (7) of the Security Agreement (Bankruptcy), then (without prejudice to the rights and remedies specified in clause (iii) above) automatically, without notice, demand or any other act by Lender, the principal of and any accrued interest and all other amounts payable under this Note shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company, anything contained in this Note to the contrary notwithstanding. No remedy conferred in this Note upon Lender is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereinafter existing at law or in equity or by statute or otherwise.

      10. Amendments and Waivers. Any term of this Note may be amended and the observance of any term of this Note may be waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of the Company and holders of Notes evidencing, in the aggregate, an amount equal to not less than 50.1% of the aggregate principal amount of all Notes then outstanding.

      11. Notices. All notices, requests, consents, and other communications under this Note shall be in writing, by registered or certified mail, return receipt requested, postage prepaid or via a reputable nationwide overnight courier service guaranteeing next business day delivery, in each case to the intended recipient as set forth below:

                  If to the Company:

                  GigaBeam Corporation
                  470 Springpark Place
                  Herndon, Virginia 20170
                  (e-mail: lou.slaughter@gigabeam.com)
                  Telecopier No.: (571) 283-6203
                  Attention: Louis S. Slaughter

                  With a copy to:

                  Blank Rome LLP
                  405 Lexington Avenue - 23rd Floor
                  New York, New York 10174
                  Telecopier No.: (212) 885-5001
                  Attention: Elise M. Adams, Esq.
                  (e-mail: eadams@blankrome.com)

                  If to the Lenders:

                  To the address set forth on the front page of this Note

                  With a copy to:

                  Graubard Miller
                  405 Lexington Avenue - 19th Floor
                  New York, New York 10174
                  Telecopier No.: (212) 818-8881
                  Attention: David Alan Miller, Esq.
                  e-mail: dmiller@graubard.com)

                  In either case, with a copy to:

                  HCFP/Brenner Securities, LLC
                  888 Seventh Avenue - 17th Floor
                  New York, New York 10106
                  Telecopier No.: (212) 707-0378
                  Attention: Ira Greenspan
                  (e-mail: igreenspan@hcfpbrenner.com)

      Any party may give any notice, request, consent or other communication under this Note using any other means (including, without limitation, personal delivery, messenger service, telecopy, first class mail or electronic mail), but no such notice, request, consent or other communication shall be deemed to have been duly given unless and until it is actually received by the party for whom it is intended. Any party may change the address to which notices, requests, consents or other communications hereunder are to be delivered by giving the other parties notice in the manner set forth in this Section.

      12. Conflicting Agreements. In the event of any inconsistencies between the terms of this Note and the terms of any other document related to the loan evidenced by this Note, the terms of this Note shall prevail.

      13. Severability. The unenforceability or invalidity of any provision or provisions of this Note as to any persons or circumstances shall not render that provision or those provisions unenforceable or invalid as to any other provisions or circumstances, and all provisions hereof, in all other respects, shall remain valid and enforceable.

      14. Governing Law. This Note shall be governed by and construed under the laws of the State of New York as applied to agreements among New York residents entered into and to be performed entirely within New York, except to the extent that the Delaware General Corporation Law is mandatorily applicable. The Company
(1) agrees that any legal suit, action or proceeding arising out of or relating to this Note shall be instituted exclusively in New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, (2) waives any objection which the Company may have now or hereafter to the venue of any such suit, action or proceeding, and (3) irrevocably consents to the jurisdiction of the New York State Supreme Court, County of New York, and the United States District Court for the Southern District of New York in any such suit, action or proceeding. The Company further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York and agrees that service of process upon the Company mailed by certified mail to the Company's address shall be deemed in every respect effective service of process upon the Company, in any such suit, action or proceeding. THE PARTIES HERETO AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS NOTE OR ANY DOCUMENT OR AGREEMENT CONTEMPLATED HEREBY.

      15. Waivers. The nonexercise by either party of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

      16. Attorneys' fees. If any action at law or equity, including an action for declaratory relief, is brought to enforce or interpret any provision of this Note, the prevailing party shall be entitled to recover reasonable attorneys' fees and expenses from the other party, which fees and expenses shall be in addition to any other relief which may be awarded.

      17. Waiver of Demand for Payment, etc. The Company waives demand for payment, presentment for payment, protest, notice of protest, notice of dishonor, notice of nonpayment, notice of acceleration of maturity and diligence in taking any action to collect sums owing under this Note.

      18. Lost Documents. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Note or any Note exchanged for it, and (in the case of loss, theft or destruction) of indemnity satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of such Note, if mutilated, the Company will make and deliver in lieu of such Note a new Note of like tenor and unpaid principal amount and dated as of the original date of this Note.

                            [Signature Page Follows]

      IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this Note as of the date first written above.

                                   GIGABEAM CORPORATION

                                   By __________________________________
                                      Louis S. Slaughter
                                      Chief Executive Officer